 Exhibit 99.2

NXT-ID (NXTD) IR Update Webcast

OPERATOR:

…I would now like to hand the floor over to Steve Waite, director of strategy at SoundView Technology Group. Please go ahead, sir.

STEVE WAITE:

Thank you, operator. Good afternoon, everybody, and thank you for joining us for this webinar. We're delighted to have you today. As the operator said, I'll be moderating today's webinar.

Joining us today are three key executives at NXT-ID. One is Gino Pereira, CEO and co-founder of the company. Gino will be joined by Dr. Michael Remedios, who's the CTO of WorldVentures and a director of NXT-ID. And also joining us on the call is Kevin O'Connor, who is the president of LogicMark, which is now a wholly owned subsidiary of NXT-ID.

Each of these executives will be giving an overview of the business, and we hope that it's illuminating. We're going to start off, today, with Gino, who will discussing and giving us an update of the business conditions since last April when we did the last webinar. Gino, take it away.

GINO PEREIRA:

Thanks very much, Steve. I appreciate it. As is customary before we start, I do need to read everybody a cautionary note regarding forward-looking statements that we may be making and then we'll get started in earnest.

Certain matters discussed in this presentation, and management's statements related thereto, contain forward-looking statements that involve material risks to and uncertainties in our business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license some other's patents and patent applications, and maintain such licenses necessary to develop products, the availability of financing, our ability to implement our long-range business plan, the various applications of our technology, our ability to enter into agreements with any marketing and/or distribution partners, the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of our technology, and management of growth and other risks and uncertainties that may be detailed, from time to time, in our reports filed with the Securities and Exchange Commission. This presentation does not purport to be an analysis of the company's financial position. This presentation does not constitute an offer to sell or a solicitation of an offer to buy securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any such offer may only be made pursuant to a registration statement or pursuant to any exemption from registration, if available. No general solicitation, whatsoever, is made or intended hereby.

NXT-ID (NXTD) IR Update Webcast

Just to start things off, as our shareholders would note, we've recently had an annual general meeting at our head office down in Florida. All matters in front of the shareholders were passed by a majority of shareholders and the results and the topics that were described are filed with the Securities and Exchange Commission on Form 8-K. It's available there, in detail, for anyone wishing to read those results.

Just to catch up from what Steve was saying, and just to quickly summarize the strengths of the company for those that may be new, NXT-ID is a technology company with certain specializations and our expertise, or core competencies, are in the areas of encryption, miniaturization, sensor development, advanced biometrics, and cloud services, and these lend themselves to applications such as advanced payment technologies, as well as connected devices on the emerging IoT, or Internet of Things platform.

In particular, at our last meeting, there are some main strategies that we are employing at the moment, and firstly they're to take those technologies and to partner with major corporations that are leaders in their particular space, and that's a way in which we can accelerate adoption of our technologies into the marketplace.

The first of such partnerships was announced last December with WorldVentures, which is an international travel company with over half a million members. We have developed a smart card for WorldVentures for very unique applications, and in a little while Mike Remedios will be chatting a little bit about the progress that we've made on the development of that product. It's a very exciting product for us and definitely challenging and stretches the bounds of what anybody has done with smart cards. It's a really exciting product.

Since our last call, we also completed our acquisition of LogicMark, LLC. That's a very big step for the company. LogicMark, LLC is a personal emergency response company. It makes devices for the elderly that may need to reach people for help if they have an accident or something. It's commonly seen on television, but from another company (where the people fall down and they can't get up). So we're very excited about that company. It's a super business. It runs extremely well. And we're also excited for what the future can bring for that marketplace and what we can contribute through our technologies. I think the future prefers devices — absolutely connected devices — doing a lot more things than just being able to make a phone call. That's something that we're excited to develop and work with.

There's two other initiatives that we are undertaking at the moment besides WorldVentures and LogicMark, and they are a spin-off of our existing technologies. One is the ability to put payments on smart cards. We have a technology with our own patents pending that is similar to Samsung Pay and how that technology works, and we are in discussion with smart phone manufacturers about the prospect of incorporating that payment technology into smart phones. It's something that would be able to be used at any terminal, not just those that are enabled for NFC payments. So that's an initiative that we are currently pursuing.

And the final initiative has to do with IoT type devices and cloud-driven devices. They include using our biometrics for facial recognition in order to recognize someone to give access to files, and also we have an ability through our miniaturization to enable payments in very small form factors. In addition, I think that inner security is essential to anything to do with IoT, because if we're connecting everything, we need to make sure that they're as secure as possible.

We've already been granted our first patent on encryption and we have several behind it, and I think our ability to secure some of these communications could be essential in the future. So that's a general update on where we are and what we've been working on, and I will pass it over to Mike Remedios to tell us a little bit more about how the WorldVentures partnership is going.

NXT-ID (NXTD) IR Update Webcast

MICHAEL REMEDIOS:

Thank you, Gino. Hi, everyone. I'm Mike Remedios. I'm the CTO from WorldVentures and it gives me a lot of pleasure to be able to tell you that today we're no longer talking about what might be, but what is.

We promised that we would be getting the cards out for our membership in the second half of the year, and we're pretty much on schedule for that. We're pleased, right now, that we're currently in alpha, which means that we have cards working with SDKs provided by the NXT team, and we have two separate apps that we have developed in-house at WorldVentures to fully integrate to create our ecosystem, both for our consumer membership as well as for our merchant participating facilities like restaurants.

That is well underway and, at the beta, where we will get in excess of a thousand cards out into the wild working in the real market. It will be on October 18. We have a big show coming up in Las Vegas, where the top 1,000 people who really wanted to participate in our beta will be actually given their cards. We have a lot of product training for them, and a lot of customer service support to make sure that that launch is successful.

Later in the year, towards Christmas, we are scheduled to get a total of about 150,000 cards, minimum. If the sales go better, or that we get even stronger support than we think that we are already anticipating, that number may go up and we expect to get strong sales based on the excitement that we've heard from our field. Obviously, we can't guarantee how many will be sold; however, we have had a ton of excitement and we've been getting a lot of feedback on future enhancements to the card, which we are already feeding back to NXT.

On top of that, we also have been engaged with a conference called Phocuswright, which is one of the top conferences for the travel industry, and we are in the top 12 [to] 14, or so, companies for innovation for the travel industry. We will be presenting primarily the smart card that we've done in collaboration with NXT to pretty much anyone who's anyone in the travel industry. That conference is in Los Angeles on the 14 to the 16th of November. That may actually drive some B2B sales for us.

The fourth class looks pretty good for us. We've been very pleased with the level of cooperation with NXT and its engineers, and the level of support in getting this launched to market. So I want to thank them and also say a warm hello to those people who may be from our WorldVentures community who are on this call.

STEVE WAITE:

Thank you, Michael. I should also mention that there is an investor presentation deck available for download at the website as you're viewing it, and there will be a link to the NXT website that you can listen to and replay. It should be up tomorrow. So with that, Gino, should we turn it over to Kevin to talk about what's going on at LogicMark and get an update, there?

NXT-ID (NXTD) IR Update Webcast

GINO PEREIRA:

Absolutely. We're very excited to be able to complete this acquisition and we're really looking forward to the future with that company. Kevin, please give our listeners an overview of LogicMark, because this is new to a lot of our shareholders: what the company is, what it does, and how you see it growing with NXT-ID.

KEVIN O'CONNOR:

Thanks very much, Gino. I just want to echo what you said. At LogicMark, we're very excited to be part of the NXT family. We think that there's a lot of opportunity to build on what we have built, so far, as a successful business and leverage some of the technologies that you talked about, Gino.

As we looked at the partnership between NXT and LogicMark as we were going through the acquisition process, the thing that really excited us was the technology with encryption, miniaturization, and sensor development, and taking and being able to leverage that into some of the products that we currently have and the markets that we serve.

As you mentioned, Gino, I'll give a brief overview on the market and the products to give an understanding to the people on the phone of the space that we play in. As you talked about, we manufacture personal emergency response systems, so we play in the area for medical alert systems for elderly people traditionally living at home independently.

Some of the key drivers to our market are incredibly strong. As a society we are getting older, people are living longer, and there's a strong feeling that people do want to stay at home and remain independent on their own. So as we look at the technology to help support that, it's all about using the resources and technology that's available, but also understanding that the market we serve really needs to use simple technology, because the older population doesn't use complex technology. We want to make sure that it's easy to use.

The business has done extremely well in 2016. We're looking forward to continuing to build on that through the rest of the year and in 2017 as part of NXT. Our biggest advantage is that we're the leader in two-way communication through the pendant. In most cases [with] personal emergency response systems, when people push the button (and some of you may have seen commercials on TV where someone pushes a button), they're lying on the floor, and they're shouting across the room to a box. That's how they're communicating.

LogicMark really revolutionized the technology by putting the communication directly in the pendant, so that when somebody pushes the button, they actually speak through the pendant, much like a cordless phone, to the person on the other end. A big part of our market, and where we're the largest player, is in what we would call the non-monitored space. And by non-monitored, what we mean is that that's a no-monthly-fee solution that can go either directly to 9-1-1 (the person can contact 9-1-1 and get immediate assistance), or by pressing the button they can call friends or family, and friends and family can get them the assistance that they need.

So by non-monitored, it's still sending a signal to somebody, and people are able to get help, but there's no monthly fee. And that's a lowest cost of ownership value proposition, so people can get a device, get the help that they need, and not have a monthly fee that they're obligated to pay on an ongoing basis.

We do also manufacture products in the monitored space, and we go to market through our channel partners that provide a service where they're monitoring those emergency situations. So if somebody presses a button, it will go into a Central Station and they can then, at that point, contact the police or a fire department, or whoever needs to respond to that specific emergency.

NXT-ID (NXTD) IR Update Webcast

The reputation as an innovator, again, really came from the two-way voice independent, but we've expanded beyond that and added some devices that we tied to it where if somebody's not wearing the pendant and their product, and they fall and have an emergency, we've developed wall communicators that can be put in higher-risk areas. And again, our goal is really to understand what our channel partners need and what the end user ultimately needs in using the system so that it is user-friendly, and that it adapts to the person's lifestyle when they're in the home.

As we look at the partnership and being wholly owned by NXT, in addition to the technology, some of the other things that we think present real opportunities are in the area of big-box retail. We think that there's an opportunity for us to expand our market share primarily in the non-monitored, or no-monthly-fee product; but also through monitored solutions, as well.

And then we also think that there are other opportunities to take with the technology of NXT and expand the offerings in our current channels that we serve. We do a lot of work with the VA in providing no-monthly-fee solutions to veterans, so that the VA can provide technology for veterans that have served our country and are living independently at home, but need the assistance of technology. That's a big part of our business, today, and we look to continue to expand on that and build through that.

Another part of technology that's developing is the mobile solution. Most of our products that are designed for in-home use rely on landlines or VoIP, so a traditional telephone line or VoIP. We also have products for the mobile space, where we're using cellular personal emergency response units when someone isn't necessarily in their home, or doesn't have a landline.

And we also have some that then take a step further, and provide GPS location, so no matter where somebody is, if they need help, they can press the button. Central Station can locate them through GPS tracking. Again, our goal is to really develop solutions in both the monitored or monthly-fee solution, as well as non-monitored and no monthly fee.

So as we look forward to the end of 2016 and 2017; again, you'll see some developments on our core business and you'll see some development with some new products that we're excited about releasing to the market.

STEVE WAITE:

Thank you very much, Kevin. That was great. Gino, we're moving right along, here, and we wanted to try to keep this as concise as possible. We recognize everybody's busy. We, once again, thank everybody for joining us today. Gino, I thought we could circle back to you. You hit on the four key areas, and I know there's tremendous focus on these areas right now. Can you just give us an overview of how you see the business migrating into the fall and going into the winter as all this stuff comes together on these business fronts?

GINO PEREIRA:

Let me try and refocus on key takeaways from this call. I just want folks to realize that NXT-ID is a multi-feature technology company. We're not just a payment technology company, but we have these core competencies in encryption, and biometrics, and miniaturization, and low power.

And low power and miniaturization are key things for how technology is going to develop in the future — whether if it's for IoT type products, it's very important. People are tired of having to charge devices all the time, and the more we use them, the more power they use. So our core focus, as we've said before, is in multi-function smart cards, smart phone payment technologies, and the emerging IoT enabling technologies.

Our go-to-market strategy is by partnering with leading companies in each core focus area. So in the first core focus area of multi-function smart cards, that's where we've partnered with WorldVentures Holdings. We're excited about that. We think that they have a lot of reach, not only just into their very wide membership, but their plans to extend beyond that, as well. So we're happy and we've selected a great partner there.

We are looking for a partner for our smart phone payment technologies, and we're also looking for partners for the emerging IoT enabling technologies, as well. I think we'll see some developments along those lines between the fall and the spring of next year.

In the near term, in the fourth quarter, we're excited because it will be the first full quarter revenues from the LogicMark acquisition that we've completed, as well as revenues that we're anticipating from deliveries to WorldVentures. So in the fourth quarter of this year, NXT-ID is really morphing into very much a company driven by revenues and earnings from its earlier stage, where it was mostly doing development and R&D work, so that's a transformation for us.

NXT-ID (NXTD) IR Update Webcast

As ever, the board and advisory team that we have are really very helpful in helping us to develop our strategy and to provide us with expansion opportunities, and I'd like to acknowledge them and thank them very much. So we're really looking forward to the next six months.

STEVE WAITE:

And Michael, on these events coming up in Las Vegas and Los Angeles, it sounds like a tremendous opportunity to feature the smart card that you've developed with NXT-ID, and it looks like 2017 could be a very exciting year, if all goes well at these shows.

MICHAEL REMEDIOS:

Certainly. The salespeople that we have are extremely excited about it. It's not just front — it's center, it's left, it's right — and they are competing right now to get on the beta program in order for them to get the first view of it. To use it. To give us feedback so that we can make it even better as we move into 2017. We know that this is a great way to distribute great product, and that's why we did the partnership with NXT. They've got the product. They've got the miniaturization technology skills. We've got the distribution.

STEVE WAITE:

And it's global in scope, what you've built out, correct?

MICHAEL REMEDIOS:

We're doing it as a phased rollout, so we're starting with the US in October, but we fully intend to be rolling it out to the rest of the world as soon as that does pick up.

STEVE WAITE:

Very good. And Kevin, you've had great success with LogicMark. The company was founded in 2006. You've had a great deal of success over the last decade, and it sounds like this is a great opportunity to leverage some of the next advanced technology and some of the relationships, and move the company into the next generation and the next phase of business development. It sounds like it's a very exciting opportunity all the way around and we appreciate you joining us on the call.

Gino, if it's okay, we're going to wrap it up, now. Are there any other concluding comments that anybody would like to make before we wrap up today?

GINO PEREIRA:

I think we're fine. Thanks, Steve.

STEVE WAITE:

Well, thank you very much, everybody, for joining us. It's been a pleasure moderating this event, and we look forward to the next one. Again, there's a presentation that you can download and the replay will be available very soon up on the NXT website. Thank you very much for your time today, and have a great day. Bye bye.

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